SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 6, 2014

Strategic Environmental & Energy Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54987	02-0565834
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7801 Brighton Road, Commerce City, Colorado 80022
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-295-6297

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement

MV Technologies ("MV"), a wholly owned subsidiary of Strategic Environmental & Energy Resources, Inc ("SEER") has been awarded a $1.2 million contract through an environmental engineering and construction firm to provide an H2Splus™ hydrogen sulfide scrubber system for use by an Idaho county landfill as part of the county’s efforts to improve landfill odor control and increase the supply of landfill gas (LFG) for conversion to electric power.

The contract effective February 2, 2014 is expected to be completed by November, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Environmental & Energy Resources, Inc.

Date: February 6, 2014

By:	/s/ J John Combs III
Name:	J John Combs III
Title:	Chief Executive Officer